Exhibit 10.1

                         Asset Exchange Agreement

This Asset Exchange Agreement (the "Agreement") is made and entered into this 5th day of August, 2010, by and between Prime Mover Global, LLC, a Delaware Limited Liability Company ("Seller") located at PO Box 1092, Bonsall, CA 92003 and Monster Offers, a Nevada corporation ("Buyer") located at El Cangrejo, Calle Eusebio A. Morales, Edificio Carpaz #2A, Panama City, Panama.

                                 RECITALS

A. Seller is the owner of a computer software program called the Social Network Action Platform (SNAP) that creates social e-commerce websites. The SNAP platform allows the Buyer to quickly deploy internally branded social commerce initiatives and market similar private labeled solutions to Fortune 1000 Companies and Non Profit Organizations.

B. Buyer desires to purchase and acquire from Seller a 100% ownership interest in this software program, and Seller desires to transfer and convey the same to Buyer, in accordance with the terms and conditions of this Agreement.

C. As a condition of the sale, the Buyer and Seller agree that the developer of this software program, specifically Mr. Paul Gain, be added to the Board of Directors of Monster Offers.

D. As a condition of the sale, the Buyer and Seller agree that the developer of this software program, specifically Mr. Paul Gain, be appointed as the Chairman and CEO of Monster Offers.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and on the terms and subject to the conditions herein set forth, the parties hereby agree as follows:


                                   ARTICLE I
                                  Definitions

1.1 "Documentation" means all documentation, manuals, schemas and specifications with respect to the Software.

1.2 "SNAP" means the Software (as that term is defined in the Asset Exchange Agreement) excluding any third party software legally embedded therein.

1.3 "Intellectual Property" means all patents, patent rights, copyrights, mask work rights, rights of publicity, trademark, trade dress and service mark rights, goodwill, trade secret rights and other intellectual property rights, as may now exist or hereafter come into existence, and all applications therefor and registrations, renewals and extensions thereof, under the laws of any state, country, territory or other jurisdiction.

1.4  "Object Code" means computer-executable binary code.

1.5 "Source Code" means the human-readable version of a software program that can be compiled into Object Code, including all accompanying programming notes, programming guides and commentary.

1.6 "Software" means Seller's Software, in both Source Code and Object Code format.

1.7 "Derivative Works" shall have the meaning set forth in the United States Copyright Act, 17 U.S.C. Section 101, et seq.

                                  ARTICLE II
                               Purchase and Sale

2.1 Sale and Purchase of Assets. Subject to and upon the terms and conditions contained herein, at the Closing, Seller shall sell, transfer, assign, convey, and deliver to Buyer, free and clear of all liens, claims and encumbrances, and Buyer shall purchase, accept and acquire from Seller a one hundred (100%) percent ownership interest in the Software, its Intellectual Property Rights and/or any of its future Derivative Works.

2.2 Purchase Price. The total purchase price for SNAP Software shall be seven million (7,000,000) unregistered restricted common shares, par value $0.001 in Monster Offers, payable by Buyer to Seller. Both parties agree that these seven million (7,000,000) shares will remain restricted for a period of one (1) year; whereby, these shares cannot be sold in the public
market.   In addition to transferring 100% of the ownership rights to the
SNAP Software, the Seller agrees to pay the Buyer $7,000.00, the par value cost basis for this restricted common stock. These securities will be issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

2.3  Instruments of Transfer; Further Assurances.

(a)  At the Closing, Seller shall deliver to Buyer:

     (i) A one hundred (100%) percent ownership interest in the SNAP Software, in form and substance satisfactory to Buyer;

    (ii) Such other instrument or instruments of transfer as shall be necessary or appropriate, as Buyer shall reasonably request, to vest in Buyer good and marketable title to the SNAP Software including but not limited to Documentation, Object Code and Source Code.

(b) At the Closing, Buyer shall deliver to Seller such instrument or instruments as shall be necessary or appropriate, as Seller shall reasonably request.

(c) At the Closing, Paul Gain the owner/developer of the SNAP Software agrees to join the Board of Directors of Monster Offers.

(d) At the Closing, Paul Gain the owner/developer of the SNAP Software agrees to become the Chairman and CEO of Monster Offers.

(e) At the Closing, Monster Offers agrees to provide ongoing support of Dr. Healthshare, an existing licensee of the SNAP software, at current service levels. Any future change to the level of support for Dr. Healthshare must be agreed to in writing by both Dr. Healthshare and Monster Offers.

                                ARTICLE III
                    Representations and Warranties of Buyer

Buyer represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

3.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all the requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

3.2 Authorization and Validity. The execution, delivery and performance by Buyer of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby, have been duly authorized by Buyer. This Agreement and each other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered by Buyer and constitute or will constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

3.3 No Violation. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Buyer or any agreement, indenture or other instrument under which Buyer is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Buyer or the properties or assets of Buyer.

3.4 Consents. With the exception of the Board of the Directors of Monsters Offers that approved this Asset Exchange Agreement, there are no further authorizations, consents, approvals, permits or licenses of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Buyer.

                                  ARTICLE IV
                   Representations and Warranties of Seller

Seller represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

4.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all the requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

4.2 Authorization and Validity. The execution, delivery and performance by Seller of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby, have been duly authorized by Seller. This Agreement and each other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered by Seller and constitute or will constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

4.3 Title. Seller has good and marketable title to the SNAP Software which is included in this Agreement. Upon consummation of the transactions contemplated hereby, Buyer shall receive good, valid and marketable title to the SNAP Software free and clear of all liens, claims, and encumbrances. Additionally, Monster Offers will own 100% of any future Derivative Works associated with the SNAP Software and all associated Intellectual Property Rights.

4.4 Commitments. Seller has not entered into, nor is the SNAP Software bound by, whether or not in writing, any (i) partnership or joint venture agreement; (ii) deed of trust or other security agreement; (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond;
(iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer; (v) labor or collective bargaining agreement; (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent to another; (vii) deed or other document evidencing an interest in or contract to purchase or sell real property; (viii) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys; (ix) lease of real or personal property, whether as lessor, lessee, sub-lessor, or sub-lessee; (x) agreement relating to any material matter or transition in which an interest is held by a person or entity which is an affiliate of Seller; (xi) powers of attorney; or (xii) contracts containing non-competition covenants.

4.5 Adverse Agreements. Seller is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which materially and adversely affects or, so far as Seller can now foresee, may in the future materially and adversely affect the business operations, prospects, properties, assets or condition, financial or otherwise, of Seller.

4.6 No Violation. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Seller or any agreement, indenture or other instrument under which Buyer is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Seller or the properties or assets of Seller.

4.7 Consents. The managing members of Primer Mover Global, LLC approved the sale of the SNAP Software. There are no further authorizations, consents, approvals, permits or licenses of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Seller.

4.8 Compliance with Laws. There are no existing violations by Seller of any applicable federal, state or local law or regulation, except to the extent that any such violations would not have a material adverse effect on the property or business of Seller.

4.9 Accuracy of Information Furnished. All information furnished to Buyer by Seller is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete.

4.10 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

4.11 Professional Review and Voluntary Consent. Seller warrants that he has had ample and reasonable time to have his attorney and accountant review this Agreement, and he has concluded that this Agreement is fair and reasonable to the Seller. Based on the evaluation of this Agreement, the Seller acknowledges that he enters into this Agreement knowingly and voluntarily without coercion or duress from any source. Further, the Seller acknowledges that he has had a reasonable time in which to consider and evaluate the terms of this Agreement before it was executed by the Parties.


                                   ARTICLE V
                                Indemnification

5.1 Seller's Indemnity. Subject to the terms of this Section, the Seller agrees to release, indemnify, defend and hold harmless the Buyer, its officers, directors, agents, attorneys, accountants and affiliates from and against any and all losses, claims, damages, obligations, tax liabilities, penalties, judgments, awards, other liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the Parties are a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with this Agreement.

5.2  Limitations on Seller's Indemnification Obligations.

5.2.1 Buyer and its successors and permitted assigns shall not be entitled to indemnification under this Section unless a claim has been asserted by written notice delivered to Seller on or prior to the twenty four (24) month anniversary of the Closing, specifying the details of such alleged breach.

5.2.2 Seller shall have no indemnification obligation under this Section unless and until the aggregate amount recoverable against Seller exceeds $25,000, in which event Seller shall be responsible for all amounts recoverable in excess of said aggregate amount of $25,000.

5.3 Buyer's Indemnity. Subject to the terms of this Section, Buyer hereby agrees to indemnify, defend and hold harmless Seller and its managers, managing members, agents, attorneys, accountants and affiliates from and against any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses ("Damages") asserted against or incurred by Seller by reason of or resulting from a breach by Buyer of any representation, warranty or covenant contained herein, or in any agreement executed pursuant thereto.

5.4 Conditions of Indemnification. The respective obligations and liabilities of Seller and Buyer (Indemnifying Party) to the other (Party to be Indemnified) under Sections 5.1, 5.2 and 5.3 hereof, with respect to claims resulting from the assertion of liability by third parties, shall be subject to the following terms and conditions:

5.5 Remedies Not Exclusive. The remedies provided for in this Section shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.


                                  ARTICLE VI
                      TRADE SECRETS AND NON-COMPETITION

6.1 Trade Secrets. Mr. Paul Gain during his term of employment as a Director of the Company and for two years after the termination of his employment, agrees not to disclose to any person, firm or corporation any information concerning the business affairs, the trade secrets or the customer lists or similar information of Monster Offers. Any technique, method, process or technology used by Monster Offers shall be considered a "trade secret" for the purposes of this Agreement.

6.2 Covenant Not to Solicit and Compete. For so long as Mr. Paul Gain is a Director/Employee of Monster Offers and for two years thereafter (the "Non-Compete Period"), the accounts and customers of Monster Offers will not be solicited, directly or indirectly, by Mr. Gain, or by any individual or company with whom the Seller is affiliated as partner, director, founder, officer, employee, consultant, contractor or other business relationship by which Mr. Gain would benefit as a result of any such solicitation. In addition Mr. Gain shall not during the Non-Compete Period, directly or indirectly, on his own behalf, or on behalf of any other party, engage in, or assist in any way, financially or otherwise, any competitor or any party that is engaged, or which proposes to engage, in the business of Monster Offers.

                                  ARTICLE VII
                                  Termination

7.1 Termination for Cause. This Agreement may be terminated prior to Closing upon notice to the other party at any time by a party if any representation or warranty of the other party contained in this Agreement or in any certificate or other document executed and delivered by one party to the other is or becomes untrue or breached in any material respect or if one party fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, breach or noncompliance is not cured, waived, or eliminated before Closing.

7.2 Termination Without Cause. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of Purchaser and Seller.

                                 ARTICLE VIII
                            Miscellaneous Provisions

8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by Buyer and Seller.

8.2  Waiver of Compliance; Consents.

8.2.1 Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

8.3 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

8.4 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

8.5 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

8.6 Attorneys' Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

8.7 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day that is not a Saturday, Sunday or legal holiday.

8.8 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

8.9 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA. THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN THE STATE OF NEVADA.

8.10 Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of this Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbitrator agreed upon by the parties, or if no single arbitrator can be agreed upon, an arbitrator or arbitrators shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

8.11 Presumption. This Agreement or any Section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

8.12 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

8.13 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

8.14 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected hereby.

8.15 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees).

8.16 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

8.17 Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, facsimile signatures shall be treated as originals until such time that applicable pages bearing non-facsimile signatures are obtained from the relevant party or parties.

8.18 Continuing Nature. All representations and warranties contained in this Agreement shall survive the Closing for a period of two (2) years and, if applicable, all covenants, which, according to their terms are to be performed after the execution of this Agreement, shall survive the Closing for a period of two (2) years.

IN WITNESS WHEREOF, the parties, intending to be legally bound by the terms of this Agreement, have caused this Agreement to be executed by their duly authorized representatives as of the 5th day of August, 2010.

Seller                                   Buyer

Prime Mover Global, LLC                  Monster Offers
A Delaware Limited Liability Company     A Nevada Corporation

By: /s/ Paul Gain                        By: /s/ Jonathan W. Marshall
    --------------------------------     -----------------------------------
        Paul Gain                                Jonathan W. Marshall
Its:    Manager                          Its:    President

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